Exhibit 5.1

                           Fulbright & Jaworski L.L.P.
                   A Registered Limited Liability Partnership
                              (Company Letterhead)




                                 August 28, 1998



LifeCell  Corporation
3606  Research  Forest  Drive
The  Woodlands,  Texas  77381

Ladies  and  Gentlemen:

     We have acted as counsel for LifeCell Corporation, a Delaware corporation (the "Company"), in connection with the proposed offering by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of 330,000 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company, which Shares are issuable upon the exercise of certain options or warrants to purchase shares of Common Stock (the "Options").

     In connection therewith, we have examined, among other things, the Restated Certificate of Incorporation, as amended, of the Company and the Amended and Restated By-laws of the Company, the corporate proceedings with respect to the proposed offering of the Shares and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission for the registration of the Shares under the Securities Act of 1933 (the Registration Statement, as amended at the time when it becomes effective, being herein referred to as the "Registration Statement").

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to the exercise of the applicable Options in accordance with the terms of such Options, the Shares proposed to be sold that may be issued upon exercise of the Options will be legally issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as in exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                   Very  truly  yours,



                                   Fulbright  &  Jaworski  L.L.P.